Exhibit 10.8

VISHAY INTERTECHNOLOGY, INC. 2023 LONG-TERM INCENTIVE PLAN
NOTICE OF GRANT
(Performance-Based Restricted Stock Units)
Vishay Intertechnology, Inc., a Delaware corporation, pursuant to its 2023 Long-Term Incentive Plan, hereby grants to the individual listed below (the “Participant”) this award of Performance-Based Restricted Stock Units.  The Performance-Based Restricted Stock Units described in this Notice of Grant (the “PRSUs”) are subject to the terms and conditions set forth in the Award Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, capitalized terms used in this Notice of Grant (this “Notice”) and the Agreement will have the meanings defined in the Plan.
Participant:
Grant Date:
Target Number of PRSUs (“Target Units”):

By signing below, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Notice. This document may be executed, including by electronic means, in multiple counterparts, each of which will be deemed an original, and all of which together will be deemed a single instrument.

VISHAY INTERTECHNOLOGY, INC.
Sign: _______________________________
Name: ______________________________
Title: _______________________________
Date: _______________________________
PARTICIPANT
Sign: _______________________________
Name: ______________________________
Date: _______________________________

EXHIBIT A
(Performance-Based Restricted Stock Units)

AWARD AGREEMENT
UNDER THE
VISHAY INTERTECHNOLOGY, INC. 2023 LONG-TERM INCENTIVE PLAN
1. Award of PRSUs.  Effective as of the Grant Date set forth in the Notice, the Company has granted the PRSUs to the Participant, subject to the restrictions and on the terms and conditions set forth in the Notice, the Plan and this Agreement. Each PRSU represents the right to receive one Share at the time, subject to the conditions and subject to the adjustments set forth herein.
2. Vesting. The vesting of this Award will be determined based on the total shareholder return (“TSR”) of the Company relative to the TSR of the S&P Midcap 400 Index (the “Index”) for the three-year period commencing on January 1, ____ and ending on December 31, ____ (or, if applicable under Section 2(e) below, ending on the date of a Change in Control (which, for purposes of this Agreement, will have the meaning defined in the employment agreement between the Participant and the Company or an Affiliate of the Company (the “Employment Agreement”))(the “Performance Period”).
(a) The Award will vest and become non-forfeitable with respect to a number of PRSUs on the last day of the Performance Period as determined in accordance with the table below; provided that, unless otherwise provided in the Employment Agreement, the vesting of any PRSUs will also require the Participant’s continuous service with the Company through the last day of the Performance Period:
Performance Level	TSR of the Company for the Performance Period	% of the Target Units Vesting
Below Threshold	>20 percentage points below the TSR of the Index for the Performance Period	0%
Threshold	20% percentage points below the TSR of the Index for the Performance Period	50%
Target	Equal to the TSR of the Index for the Performance Period	100%
Stretch	20 percentage points greater than the TSR of the Index for the Performance Period	150%
Maximum	40 or more percentage points greater than the TSR of the Index for the Performance Period	200%

(b) If the TSR of the Company for the Performance Period is above the Threshold and below the Maximum performance level, but is not precisely equal to a performance level shown in the table above, the number of PRSUs that vest will be determined based upon linear interpolation between the next higher and lower performance levels shown in the table above.  Notwithstanding the foregoing, if the TSR of the Company for the Performance Period is negative, the number of PRSUs vesting will not exceed 100% of the Target Units.
(c) For purposes of this Agreement, in calculating TSR for each of the Company and the Index: (i) dividends will be deemed reinvested, (ii) opening stock values will be determined based on the average of the closing prices for the twenty trading days immediately preceding the Performance Period, and (iii) ending stock values will be determined based on the average of the closing prices for the last twenty trading days of the Performance Period.
(d) All determinations relevant to the administration of this Award (including, without limitation, the calculation of TSR and the number of PRSUs vesting) will be made by the Committee, whose determinations will be final and binding on all parties.
(e) Section 16(b)(i) of the Plan will not apply to this Award.  Instead, if a Change in Control occurs prior to December 31, _____, [the relevant provisions of Section [4.3] of the Employment Agreement will apply.]1[Section 4.5 of the Employment Agreement will be applied as follows: the PRSUs will then vest at the Target performance level, or if greater, at the level determined based on the TSR of the Company and the Index as measured through the date of such Change in Control.]2
(f) Any PRSUs that do not vest at the end of the Performance Period will be immediately and automatically forfeited.
(g) Solely for purposes of this Agreement, service with the Company will be deemed to include service with an Affiliate of the Company (for only so long as such entity remains an Affiliate of the Company).
(h) Unless otherwise provided in an Employment Agreement or determined by the Committee, if Participant’s service with the Company ceases prior to the end of the Performance Period, this Award will be immediately and automatically forfeited, and Participant will have no further interest herein.

1 Note to Draft: Include for grantees other than Mr. Zandman.
2 Note to Draft: Include for Mr. Zandman.

3. Settlement of PRSUs.
(a) Within 60 days following the end of the Performance Period, the Company shall issue to the Participant a number of Shares equal to the number of PRSUs that have vested, as determined in accordance with Section 2 hereof.
(b) The PRSUs constitute unfunded and unsecured obligations of the Company. The Participant shall not have any rights of a stockholder of the Company with respect to the Shares underlying the PRSUs unless and until the PRSUs become vested and are settled by the issuance of Shares.
4. Section 409A.
(a) The Award is intended to be exempt from Section 409A and should be interpreted accordingly.  Nonetheless, the Company does not guarantee the tax treatment of the Award.
(b) Notwithstanding any other provision of this Agreement:
(i)
to the extent provided in Prop. Treas. Reg. § 1.409A-1(b)(4)(ii) or any successor provision, the Company may delay settlement of this Award if it reasonably determines that such settlement would violate federal securities laws or any other applicable law; and

(ii)
no Shares will be delivered in connection with the Award, unless and until the Participant has complied with all applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). If the delivery of Shares in connection with the Award is delayed pursuant to the preceding sentence, the delivery shall occur on the first day that the Participant has complied with all applicable provisions of the HSR Act; provided, however, that if the Participant has not complied with all applicable provisions of the HSR Act by the latest day that such Shares could be delivered without triggering an additional tax under Section 409A, such Shares and all rights of the Participant under this Agreement will be immediately and automatically forfeited.

5. Non-Transferability of PRSUs.  This Award is subject to restrictions on transfer as set forth in Section 20 of the Plan.
6. No Continuation of Service.  Neither the Plan nor this Agreement will confer upon the Participant any right to continue in the employment or service of the Company or any of its Affiliates, or limit in any respect the right of the Company or its Affiliates to discharge the Participant at any time, with or without Cause.
7. The Plan.  The Participant has received a copy of the Plan, has read the Plan and is familiar with its terms, and hereby accepts the Award subject to the terms and provisions of the Plan. Pursuant to the Plan, the Committee is authorized to interpret the Plan, and to prescribe administrative rules, guidelines and practices governing the Plan as it deems appropriate. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee with respect to questions arising under the Plan, the Notice or this Agreement.
8. Clawback Provisions. In consideration for the grant of the Award, the Participant agrees to be subject to (a) any compensation, clawback, recoupment or similar policies of the Company or its Affiliates covering the Participant that may be in effect from time to time, whether adopted before or after the Grant Date, and (b) to such other clawbacks as may be required by Applicable Law ((a) and (b) together, the “Clawback Provisions”). The Participant understands that the Clawback Provisions are not limited in their application to the Award, or to amounts received in connection with the Award.
9. Other Company Policies.  The Participant agrees, in consideration for the grant of the Award, to be subject to any policies of the Company and its Affiliates regarding stock ownership, securities trading and hedging or pledging of securities that may be in effect from time to time.
10. Entire Agreement.  The Notice and this Agreement, together with the Plan, represent the entire agreement between the parties with respect to the subject matter hereof and supersede any prior agreement, written or otherwise, relating to the subject matter hereof.
11. Acknowledgment of Non-Reliance.  Except for those representations and warranties expressly set forth in this Agreement, the Participant hereby disclaims reliance on any and all representations, warranties, or statements of any nature or kind, express or implied, including, but not limited to, the accuracy or completeness of such representations, warranties, or statements.
12. Amendment.  This Agreement may only be amended by a writing signed by each of the parties hereto; provided that the Company may amend this Agreement without the Participant’s consent, if the amendment does not materially impair the Participant’s rights hereunder.
13. Choice of Law.  This Agreement, the interpretation and enforcement thereof and all claims arising out of or relating to this Agreement or the transactions contemplated by this Agreement, whether sounding in tort, contract or otherwise, shall be governed solely and exclusively by, and construed in accordance with, the laws and judicial decisions of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws and judicial decisions of any jurisdiction other than the State of Delaware.
14. Forum Selection.  All actions and proceedings arising out of or relating to this Agreement, or the transactions contemplated by this Agreement, shall be heard and determined solely and exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, exclusively in any state or federal court within the State of Delaware).
15. Waiver of Jury Trial.  Each party hereby waives its right to a jury trial of any and all claims or cause of actions based upon or arising out of this Agreement or the transactions contemplated by this Agreement.  Each party hereby acknowledges and agrees that the waiver contained in this Section 15 is made knowingly and voluntarily.

16. Headings.  The headings in this Agreement are for convenience only. They form no part of the Agreement and will not affect its interpretation.
17. Tax Withholding.  The Participant acknowledges that the issuance of Shares hereunder will give rise to taxable income which may be subject to required withholding. In accordance with Section 21 of the Plan, the obligations of the Company hereunder are conditioned on the Participant timely paying, or otherwise making arrangements satisfactory to the Company regarding the timely satisfaction of, any such required withholding.
18. Electronic Delivery of Documents.  The Participant authorizes the Company and its Affiliates to deliver electronically any prospectuses or other documentation related to this Award and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, periodic reports, proxy statements or other documents that are required to be delivered to participants in such arrangements pursuant to federal or state laws, rules or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company’s intranet site or the website of a third-party administrator designated by the Company. Upon written request, the Company will provide to the Participant a paper copy of any document also delivered to the Participant electronically. The authorization described in this paragraph may be revoked by the Participant at any time by written notice to the Company.
19. Further Assurances.  The Participant agrees, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company to implement the provisions and purposes of this Agreement and the Plan.

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